UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2006

Commission File Number 0-15949

BROADCASTER, INC.
(Exact name of registrant as specified in its charter)

California	94-2862863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

9201 Oakdale Ave., Chatsworth CA	91311
(Address of principal executive offices)	(Zip code)

(323) 988-0754
(Registrant's telephone number including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2006, Broadcaster, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement with Martin R. Wade, III, the Company’s Chief Executive Officer (the “Amended Agreement”). Pursuant to the terms of the Amended Agreement, Mr. Wade will receive a base salary of $225,000 per year, subject to such increases, if any, as the Compensation Committee shall determine from time to time. Mr. Wade will also be eligible for cash bonuses keyed to the Company’s subsidiary, Access-media Networks, Inc. (“Accessmedia”), achieving pre-determined revenue levels, which cash bonuses could aggregate $500,000 during the term of the Amended Agreement. In addition, Mr. Wade will be eligible to receive a cash bonus in the event of certain assets sales, if the sale occurs prior to the end of 2007. The Amended Agreement provides that Mr. Wade is to be awarded a common stock option pursuant to which he could purchase up to 3.75 million shares of the Company's Common Stock, at an exercise price of $0.95 per share, the price per share of the Company's Common Stock on September 12, 2006, which was the date the Board of Directors formally granted the option. Of these options, 200,000 are fully vested and the remaining will vest if and when the Company's Accessmedia revenues reach specified levels. A copy of the Amended and Restated Executive Employment Agreement is attached as Exhibit 1.01.

Item 5.01. Changes in Control of Registrant.

As of September 18, 2006, two voting agreements relating to Common Stock of the Company (the “Voting Agreements”) were amended to clarify the expiration date of the Voting Agreements (the “Amendments”). The Voting Agreements are: (1) Parent Voting Agreement, dated December 16, 2005, between the Company's wholly owned subsidiary, Access-media Networks, Inc. (“Accessmedia”), Martin Wade III, Baytree Capital Associates, LLC and Digital Creative Development Corporation; and (2) Company Voting Agreement, dated December 16, 2005 by and between the Company, Accessmedia, and certain significant shareholders of the Company. Pursuant to the terms of the Voting Agreements, the parties who are stockholders of the Company are required to cast their votes in elections of Directors of the Company as specified in the respective Voting Agreement. The only effect of the Amendments was to clarify the expiration date of the respective Voting Agreement. As amended, the Voting Agreements will expire on the earlier of (1) December 31, 2010 and (ii) the date upon which shares issued to former stockholders of Accessmedia, excluding any shares issued in connection with any banking, consulting, broker or other fees or arrangements related to the merger whereby Accessmedia became a wholly owned subsidiary of the Company, represent a majority of the outstanding shares of common stock of the Company. No actual change of control of the Company was effected by the Amendments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.01. Amended and Restated Executive Employment Agreement by and between Broadcaster, Inc. and Martin R. Wade, III.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADCASTER, INC.

Dated: September 22, 2006

By: /s/ Martin R. Wade, III
Martin R. Wade, III
Director & Chief Executive Officer